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                                                                   Exhibit 3.107


                [Restated electronically for SEC filing purposes]

                        FORM OF CERTIFICATE OF FORMATION
                                       OF
                           ASPEN LODGING COMPANY, LLC
                           GREAT BEACH VACATIONS, LLC
                              RQI ACQUISITION, LLC
                          RESORTQUEST REALTY ASPEN, LLC
                      SAND DOLLAR MANAGEMENT INVESTORS, LLC
                             SAND DOLLAR OCEAN, LLC

The undersigned, having been duly authorized to execute this Certificate of Formation pursuant to the Delaware Limited Liability Company Act, certifies as follows with respect to such limited liability company:

         1. Name. The name of the limited liability company is ___________.

         2. Registered Office and Agent. The name and street and mailing address of the registered office and registered agent for service of process of the limited liability company in the State of Delaware are as follows: National Registered Agents, Inc., 9 Lockerman Street, City of Dover, County of Kent, Delaware 19901.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of this limited liability company this ____ day of __________, ______.


                                        _______________________________
                                        By:____________________________
                                        Its:  Sole Organizer